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                              ARTHUR ANDERSEN LLP

                                                                    EXHIBIT 24.2
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                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
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As independent public accountants, we hereby consent to the use of our report dated August 15, 1996 on the financial statements of Lexalite International Corporation (and to all references to our Firm) included in or made a part of this registation statement.



                                        /s/ ARTHUR ANDERSEN LLP
                                            ---------------------------
                                            ARTHUR ANDERSEN LLP

Grand Rapids, Michigan
October 11, 1996